UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2019

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    In connection with John T.C. Lee’s promotion to Chief Executive Officer effective January 1, 2020, on November 18, 2019, the Company entered into a new employment agreement with Dr. Lee, effective January 1, 2020 (the “Employment Agreement”), pursuant to which Dr. Lee’s 2020 base salary was set at $850,000, his 2020 target annual cash bonus under the Company’s Management and Key Employee Bonus Plan was set at 110% of his eligible earnings and his 2020 target long-term equity incentive award was set at $3,250,000.

Dr. Lee will receive his 2020 long-term equity incentive award on the date the 2020 annual long-term equity incentive awards are made to all other executive officers of the Company, currently expected to be in February 2020 (the “2020 Executive Equity Award Date”), and such award will consist of 55% performance-based restricted stock units and 45% time-based restricted stock units. The award of any performance-based restricted stock units will be based on the achievement of certain 2020 Company performance goal(s) to be approved by the Compensation Committee of the Board on or prior to the 2020 Executive Equity Award Date. The restricted stock units will be subject to the terms and conditions of the Company’s 2014 Stock Incentive Plan. The number of restricted stock units will be determined based on the Nasdaq closing price of the Company’s Common Stock on the 2020 Executive Equity Award Date and will vest (to the extent earned, if performance-based) in three equal annual installments beginning on February 15, 2021.

Dr. Lee’s Employment Agreement provides for a term that is at-will, with termination upon death, disability, or at the election of either party. In the event that Dr. Lee’s employment is terminated by the Company without cause (as defined in his Employment Agreement) or is terminated by Dr. Lee for good reason (as defined in his Employment Agreement), he is entitled to: (i) continuation of base salary for 18 months, (ii) a lump sum equal to 1.5 times the annual amount of his target cash incentive compensation for which he is eligible, (iii) any cash incentive compensation earned for the calendar year preceding his termination but not yet paid and (iv) to the extent that he elects to continue coverage, payment by the Company of premiums for medical, vision and dental insurance coverage under COBRA for a period of 18 months, less the premium contribution paid by similarly-situated employees.

In the event that Dr. Lee’s employment is terminated by the Company without cause, or is terminated by Dr. Lee for good reason, within 24 months after a change-in-control (as defined in his Employment Agreement), he is entitled to: (i) a lump sum payment equal to three times his annual base salary, (ii) a lump sum payment equal to three times the annual amount of his target cash incentive compensation, (iii) any cash incentive compensation earned for the calendar year preceding his termination but not yet paid, (iv) a prorated portion of his then current year’s target cash incentive compensation, and (v) to the extent that he elects to continue coverage, payment by the Company of its usual share of premiums for medical, vision and dental insurance coverage under COBRA during the period of time Dr. Lee is entitled to elect such coverage under COBRA, and after the end of the COBRA continuation period, if Dr. Lee continues to pay the premium that would be charged for COBRA coverage, he may continue such insurance coverage until the end of the 36 month period following his employment termination date on the same terms as if COBRA coverage were still in effect and the Company will continue to pay the Company’s usual share of such premiums.

In the event Dr. Lee’s employment is terminated due to death or disability, he (or his estate) is entitled to: (i) any cash incentive compensation earned for the calendar year preceding his termination but not yet paid and (ii) a prorated portion of his then current year’s target cash incentive compensation.

Dr. Lee’s Employment Agreement contains non-competition provisions that provide that he may not, during the term of his employment and for one year after termination of employment, engage in any competitive business or activity. In addition, he may not, during the term of employment and for two years after the termination of employment: (i) solicit, hire or otherwise induce any Company employee to terminate his or her employment with the Company, (ii) solicit or hire any of our suppliers, joint ventures, research partners or customers for the purpose of competing with the Company, (iii) encourage any of such persons or entities not to enter into a business relationship with the Company or interfere with the relationship between the Company and such persons or entities, or (iv) sell to any of the Company’s customers any products of the types sold by the Company with respect to which products he had material dealings in the performance of his duties within the period two years prior to his termination.

Any equity awarded to Dr. Lee under the current or any future MKS Instruments, Inc. equity incentive plan that is as of Dr. Lee’s termination of employment date unvested will be subject to accelerated vesting if and to the extent provided in the equity award agreements governing the award.

Each of the restricted stock unit agreements that govern Dr. Lee’s current restricted stock unit awards: (i) provides for full acceleration of vesting of all restricted stock units earned if he is terminated without cause or resigns for good reason, within 24 months following a change-in-control (as defined in the Restricted Stock Unit Agreement) and (ii) provides for full acceleration of vesting of all restricted stock units earned upon retirement, death or disability. Retirement, in this context, means a voluntary termination of employment by Dr. Lee after he is at least age 60 and has at least 15 years of service with us.

The foregoing summary of Dr. Lee’s Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1*	Employment Agreement, dated November 18, 2019, between John Lee and the Registrant

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

November 19, 2019	By:	/s/ Kathleen F. Burke
	Name:	Kathleen F. Burke
	Title:	Senior Vice President, General Counsel & Secretary